Exhibit 22(i)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 17 to File No. 33-48220; Amendment No. 19 to File No. 811-6687) of The Gabelli Money Market Funds of our report dated November 12, 2004 included in the annual report to shareholders of The Gabelli U.S. Treasury Money Market Fund.


                                                      ERNST & YOUNG LLP

New York, New York
January 25, 2005